EXHIBIT 99.1

CHENIERE ENERGY PARTNERS, L.P. NEWS RELEASE
Cheniere Partners Reports Third Quarter 2023 Results and Reconfirms 2023 Distribution Guidance
HOUSTON--(BUSINESS WIRE)-- Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE American: CQP) today announced its financial results for third quarter 2023.
HIGHLIGHTS
•During the three and nine months ended September 30, 2023, Cheniere Partners generated revenues of $2.1 billion and $7.0 billion, net income of $791 million and $3.3 billion, and Adjusted EBITDA1 of $793 million and $2.6 billion, respectively.
•With respect to the third quarter of 2023, Cheniere Partners declared a cash distribution of $1.03 per common unit to unitholders of record as of November 6, 2023, comprised of a base amount equal to $0.775 and a variable amount equal to $0.255. The common unit distribution and the related general partner distribution will be paid on November 14, 2023.
•Reconfirming full year 2023 distribution guidance of $4.00 - $4.25 per common unit.

2023 FULL YEAR DISTRIBUTION GUIDANCE

2023
Distribution per Unit	$4.00	-	$4.25

SUMMARY AND REVIEW OF FINANCIAL RESULTS

(in millions, except LNG data)	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	% Change	2023	2022	% Change
Revenues	$2,128	$4,976	(57)%	$6,978	$12,485	(44)%
Net income	$791	$(514)	nm	$3,348	$(13)	nm
Adjusted EBITDA[1]	$793	$1,471	(46)%	$2,576	$3,480	(26)%
LNG exported:
Number of cargoes	100	103	(3)%	310	311	—%
Volumes (TBtu)	359	366	(2)%	1,117	1,124	(1)%
LNG volumes loaded (TBtu)	362	363	—%	1,118	1,123	—%
Net income (loss) was approximately $791 million and $3.3 billion for the three and nine months ended September 30, 2023, respectively, as compared to approximately $(514) million and $(13) million in the corresponding 2022 periods. The favorable changes were primarily due to non-cash favorable changes in fair value of commodity derivatives (further described below).
Adjusted EBITDA1 decreased by approximately $678 million and $904 million during the three and nine months ended September 30, 2023, respectively, as compared to the corresponding 2022 periods. The decrease in Adjusted EBITDA was primarily due to lower regasification revenues driven by the early termination of one of our terminal use agreements in 2022, as well as decreased total margins per MMBtu of LNG delivered.
Substantially all derivative gains (losses) are attributable to the recognition at fair value of our long-term Integrated
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1 Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for further details.

Production Marketing (“IPM”) agreement with Tourmaline Oil Marketing Corp. (“Tourmaline”), a natural gas supply contract with pricing indexed to the Platts Japan Korea Marker (“JKM”). Our IPM agreement is structured to provide stable margins on purchases of natural gas and sales of LNG over the life of the agreement and has a fixed fee component, similar to that of LNG sold under our long-term, fixed fee LNG sale and purchase agreement (“SPA”). However, the long-term duration and international price basis of our IPM agreement makes it particularly susceptible to fluctuations in fair market value from period to period. In addition, accounting requirements prescribe recognition of this long-term gas supply agreement at fair value each reporting period on a mark-to-market basis, but do not currently permit mark-to-market recognition of the associated sale of LNG, resulting in a mismatch of accounting recognition for the purchase of natural gas and sale of LNG. As a result of continued moderation of international gas price volatility and declines in international forward commodity curves during the three and nine months ended September 30, 2023, we recognized approximately $217 million and $1.5 billion, respectively of non-cash favorable changes in fair value attributable to the Tourmaline IPM agreement.
During the three and nine months ended September 30, 2023, we recognized in income 362 TBtu and 1,118 TBtu of LNG, respectively, loaded from the SPL Project, none of which was related to commissioning activities.
Capital Resources
As of September 30, 2023, our total available liquidity was approximately $2.3 billion. We had cash and cash equivalents of approximately $499 million. In addition, we had current restricted cash and cash equivalents of $35 million, $1.0 billion of available commitments under the Cheniere Partners Revolving Credit Facility, and $716 million of available commitments under the Sabine Pass Liquefaction, LLC (“SPL”) Revolving Credit Facility.
Recent Key Financial Transactions and Updates
In July 2023, SPL redeemed $1.4 billion of SPL’s 5.75% Senior Secured Notes due 2024 (the “2024 SPL Senior Notes”) using the proceeds from Cheniere Partners’ issuance of $1.4 billion aggregate principal amount of 5.95% Senior Notes due 2033 in June 2023.

In September 2023, Cheniere Partners redeemed $50 million in principal amount of the 2024 SPL Senior Notes with cash on hand.

SABINE PASS OVERVIEW
We own natural gas liquefaction facilities consisting of six liquefaction Trains, with a total production capacity of approximately 30 million tonnes per annum (“mtpa”) of LNG at the Sabine Pass LNG terminal in Cameron Parish, Louisiana (the “SPL Project”).
As of October 26, 2023, approximately 2,270 cumulative LNG cargoes totaling approximately 155 million tonnes of LNG have been produced, loaded, and exported from the SPL Project.
SPL Expansion Project
We are developing an expansion adjacent to the SPL Project with a potential production capacity of up to 20 mtpa of LNG (the “SPL Expansion Project”). In May 2023, certain of our subsidiaries entered the pre-filing review process with the Federal Energy Regulatory Commission (“FERC”) under the National Environmental Policy Act, and in April 2023, executed a contract with Bechtel to provide the Front-End Engineering and Design for the SPL Expansion Project.
DISTRIBUTIONS TO UNITHOLDERS
In October 2023, we declared a cash distribution of $1.03 per common unit to unitholders of record as of November 6, 2023, comprised of a base amount equal to $0.775 ($3.10 annualized) and a variable amount equal to $0.255, which takes into consideration, among other things, amounts reserved for annual debt repayment and capital allocation goals, anticipated capital expenditures to be funded with cash, and cash reserves to provide for the proper conduct of the business. The common unit distribution and the related general partner distribution will be paid on November 14, 2023.

INVESTOR CONFERENCE CALL AND WEBCAST
Cheniere Energy, Inc. will host a conference call to discuss its financial and operating results for third quarter 2023 on Thursday, November 2, 2023, at 10 a.m. Eastern time / 9 a.m. Central time. A listen-only webcast of the call and an accompanying slide presentation may be accessed through our website at www.cheniere.com. Following the call, an archived recording will be made available on our website. The call and accompanying slide presentation may include financial and operating results or other information regarding Cheniere Partners.

About Cheniere Partners
Cheniere Partners owns the Sabine Pass LNG terminal located in Cameron Parish, Louisiana, which has natural gas liquefaction facilities consisting of six liquefaction Trains with a total production capacity of approximately 30 mtpa of LNG. The Sabine Pass LNG terminal also has operational regasification facilities that include five LNG storage tanks, vaporizers, and three marine berths. Cheniere Partners also owns the Creole Trail Pipeline, which interconnects the Sabine Pass LNG terminal with a number of large interstate and intrastate pipelines.

For additional information, please refer to the Cheniere Partners website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures
In addition to disclosing financial results in accordance with U.S. GAAP, the accompanying news release contains a non-GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure that is used to facilitate comparisons of operating performance across periods. This non-GAAP measure should be viewed as a supplement to and not a substitute for our U.S. GAAP measures of performance and the financial results calculated in accordance with U.S. GAAP, and the reconciliation from these results should be carefully evaluated.

Forward-Looking Statements
This press release contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners’ financial and operational guidance, business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding Cheniere Partners’ anticipated quarterly distributions and ability to make quarterly distributions at the base amount or any amount, (iii) statements regarding regulatory authorization and approval expectations, (iv) statements expressing beliefs and expectations regarding the development of Cheniere Partners’ LNG terminal and liquefaction business, (v) statements regarding the business operations and prospects of third-parties, (vi) statements regarding potential financing arrangements, and (vii) statements regarding future discussions and entry into contracts. Although Cheniere Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners does not assume a duty to update these forward-looking statements.

 (Financial Tables Follow)

Cheniere Energy Partners, L.P.
Consolidated Statements of Operations
(in millions, except per unit data)(1)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenues
LNG revenues	$1,564	$3,130	$5,085	$8,577
LNG revenues—affiliate	515	1,376	1,745	3,268
LNG revenues—related party	—	—	—	4
Regasification revenues	34	455	101	591
Other revenues	15	15	47	45
Total revenues	2,128	4,976	6,978	12,485

Operating costs and expenses
Cost of sales (excluding items shown separately below)	682	4,739	1,598	10,445
Cost of sales—affiliate	2	104	20	166
Cost of sales—related party	—	—	—	1
Operating and maintenance expense	211	189	680	550
Operating and maintenance expense—affiliate	38	39	120	118
Operating and maintenance expense—related party	14	18	44	45
General and administrative expense	2	3	8	3
General and administrative expense—affiliate	20	23	66	70
Depreciation and amortization expense	166	160	500	469
Other	4	—	6	—
Other—affiliate	1	—	1	—
Total operating costs and expenses	1,140	5,275	3,043	11,867

Income (loss) from operations	988	(299)	3,935	618

Other income (expense)
Interest expense, net of capitalized interest	(205)	(222)	(620)	(641)
Loss on modification or extinguishment of debt	(4)	—	(6)	—
Interest and dividend income	12	7	39	10
Total other expense	(197)	(215)	(587)	(631)

Net income (loss)	$791	$(514)	$3,348	$(13)

Basic and diluted net income (loss) per common unit(1)	$1.19	$(1.49)	$5.53	$(1.36)

Weighted average basic and diluted number of common units outstanding	484.0	484.0	484.0	484.0

(1)Please refer to the Cheniere Energy Partners, L.P. Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the Securities and Exchange Commission.

Cheniere Energy Partners, L.P.
Consolidated Balance Sheets
(in millions, except unit data) (1)

	September 30,	December 31,
	2023	2022
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$499	$904
Restricted cash and cash equivalents	35	92
Trade and other receivables, net of current expected credit losses	287	627
Trade receivables—affiliate	167	551
Advances to affiliate	141	177
Inventory	131	160
Current derivative assets	34	24
Margin deposits	—	35
Other current assets, net	60	50
Total current assets	1,354	2,620

Property, plant and equipment, net of accumulated depreciation	16,341	16,725
Operating lease assets	83	89
Debt issuance costs, net of accumulated amortization	17	8
Derivative assets	111	28
Other non-current assets, net	166	163
Total assets	$18,072	$19,633

LIABILITIES AND PARTNERS’ DEFICIT
Current liabilities
Accounts payable	$50	$32
Accrued liabilities	641	1,378
Accrued liabilities—related party	5	6
Current debt, net of discount and debt issuance costs	349	—
Due to affiliates	42	74
Deferred revenue	151	144
Deferred revenue—affiliate	1	3
Current operating lease liabilities	11	10
Current derivative liabilities	294	769
Other current liabilities	5	5
Total current liabilities	1,549	2,421

Long-term debt, net of discount and debt issuance costs	15,600	16,198
Operating lease liabilities	74	80
Finance lease liabilities	15	18
Derivative liabilities	1,731	3,024
Other non-current liabilities	52	—
Other non-current liabilities—affiliate	24	23

Partners’ deficit
Common unitholders’ interest (484.0 million units issued and outstanding at both September 30, 2023 and December 31, 2022)	647	(1,118)
General partner’s interest (2% interest with 9.9 million units issued and outstanding at both September 30, 2023 and December 31, 2022)	(1,620)	(1,013)
Total partners’ deficit	(973)	(2,131)
Total liabilities and partners’ deficit	$18,072	$19,633

(1)Please refer to the Cheniere Energy Partners, L.P. Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the Securities and Exchange Commission.

Reconciliation of Non-GAAP Measures
Regulation G Reconciliations
Adjusted EBITDA
The following table reconciles our Adjusted EBITDA to U.S. GAAP results for the three and nine months ended September 30, 2023 and 2022 (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss)	$791	$(514)	$3,348	$(13)
Interest expense, net of capitalized interest	205	222	620	641
Loss on modification or extinguishment of debt	4	—	6	—
Interest and dividend income	(12)	(7)	(39)	(10)
Income (loss) from operations	$988	$(299)	$3,935	$618
Adjustments to reconcile income (loss) from operations to Adjusted EBITDA:
Depreciation and amortization expense	166	160	500	469
Loss (gain) from changes in fair value of commodity derivatives, net (1)	(361)	1,610	(1,861)	2,393
Other	—	—	2	—
Adjusted EBITDA	$793	$1,471	$2,576	$3,480

(1) Change in fair value of commodity derivatives prior to contractual delivery or termination
Adjusted EBITDA is commonly used as a supplemental financial measure by our management and external users of our Consolidated Financial Statements to assess the financial performance of our assets without regard to financing methods, capital structures, or historical cost basis. Adjusted EBITDA is not intended to represent cash flows from operations or net income as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.
We believe Adjusted EBITDA provides relevant and useful information to management, investors and other users of our financial information in evaluating the effectiveness of our operating performance in a manner that is consistent with management’s evaluation of financial and operating performance.
Adjusted EBITDA is calculated by taking net income (loss) before interest expense, net of capitalized interest, depreciation and amortization, and adjusting for the effects of certain non-cash items, other non-operating income or expense items and other items not otherwise predictive or indicative of ongoing operating performance, including the effects of modification or extinguishment of debt, impairment expense and loss on disposal of assets, and changes in the fair value of our commodity derivatives prior to contractual delivery or termination. The change in fair value of commodity derivatives is considered in determining Adjusted EBITDA given that the timing of recognizing gains and losses on these derivative contracts differs from the recognition of the related item economically hedged. We believe the exclusion of these items enables investors and other users of our financial information to assess our sequential and year-over-year performance and operating trends on a more comparable basis and is consistent with management’s own evaluation of performance.

Contacts
Cheniere Partners

Investors
Randy Bhatia	713-375-5479
Frances Smith	713-375-5753

Media Relations
Eben Burnham-Snyder	713-375-5764
Bernardo Fallas	713-375-5593